UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 10, 2006

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Delaware (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
b)	Larry G. Brady, Chief Financial Officer (CFO) announced his retirement at the January 10, 2006 Board of Directors Meeting. Mr. Brady will remain with Greenbrier in a consulting role for an undetermined time to ensure a seamless transition.

c)	At its meeting on January 10, 2006, the Board of Directors of The Greenbrier Companies, Inc. (the “Company”) appointed Joseph K. Wilsted as Senior Vice President and Chief Financial Officer, effective immediately. Mr. Wilsted jointed Greenbrier in October 2005 as Senior Vice President, Operations and Corporate Development. Prior to joining Greenbrier, Mr. Wilsted was with Ingersoll Rand since 2003, where he was Vice President and CFO of Bobcat. Prior to Bobcat, Wilsted held the position of President, Rexnord Chain and Conveyor Group; President, Rexnord Stearns; and Managing Director Asia Pacific, Invensys Building Systems. He has International work experience in over two dozen countries as well as financial responsibilities worldwide with both Bobcat and Invensys Climate Control.
     Attached as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s announcement regarding the appointment of Mr. Wilsted and the retirement of Mr. Brady.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:
     99.1 Press Release dated January 10, 2006 entitled “Greenbrier names Joseph K. Wilsted as CFO, to succeed Larry Brady, who is retiring”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: January 12, 2006	By:	/s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)